SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT ("Agreement") is made as of the 21st day of February, 2003, by and among GREENFIELD COMMERCIAL CREDIT, L.L.C., a Michigan limited liability company ("Lender"), Diversified Corporate Resources, Inc., a Texas corporation ("Borrower"), Texcel Services, Inc., a Pennsylvania corporation ("Texcel Services"), and Gary E. Kane ("Creditor").

RECITALS

    As of the date hereof, Borrower is indebted to Creditor on the Junior Indebtedness (as defined below).

    Borrower is now borrowing, or proposes from time to time to borrow, from Lender and Creditor has requested Lender to loan to Borrower, up to Four Million and 00/100 Dollars ($4,000,000.00), pursuant to a Loan and Security Agreement between Borrower and Lender ("Loan Agreement"). All amounts owing to Lender under the Loan Agreement, as amended from time to time (including any amendment increasing the principal balance above $4,000,000.00), shall be referred to herein as the "Senior Indebtedness." The Senior Indebtedness is due on demand.

    The Senior Indebtedness is secured by security interests, mortgages, liens, pledges, assignments and encumbrances ("Security Interests") on all assets of Borrower.

NOW THEREFORE, in consideration of the premises and for value received and as an inducement to Lender to extend credit and lend money to Borrower, it is jointly and severally agreed by the parties hereto as follows:

1. During the term of this Agreement, and except as otherwise provided in Section 2 of this Agreement, any and all indebtedness of the Borrower and Texcel Services to Creditor now existing or hereafter created (the "Junior Indebtedness"), the payment of the Junior Indebtedness by the Borrower and Texcel Services shall be and is hereby postponed and subordinated to the prior payment and satisfaction in full of the Senior Indebtedness. As used in this Agreement, the term "indebtedness" shall mean any and all indebtedness, liabilities, and obligations of every kind, nature and description (other than as an employee), owed to Creditor by the Borrower or Texcel Services, whether direct or indirect, absolute or contingent, whether now due and owing, or which may hereafter, from time to time, be or become due and owing whether heretofore or hereafter created or arising, including all indebtedness evidenced by any promissory note or notes now or hereafter executed and delivered by the Borrower or Texcel Services to such creditor and any and all renewals, extensions, modifications, notations, replacements or refinancings thereof, and including, without limitation, reasonable attorney fees, costs, and expenses incurred by such creditor in connection with the enforcement of this Agreement and any promissory note or notes referenced herein as well as any other obligations of the Borrower or Texcel Services. For purposes of this Agreement, the term of this Agreement shall be from December 23, 2002, until the earlier of (a) the date on which the Senior Indebtedness is paid in full and discharged, or (b) the date which is thirty (30) days after the date of receipt by Lender of written notice from Creditor that the Borrower is in default with respect to the payment of the Junior Indebtedness; such notice must also be sent to Borrower.

2. During the term of this Agreement, the Senior Indebtedness must be indefeasibly paid in full and discharged before the Borrower may make or before Creditor may require any payment as to the Junior Indebtedness; provided, however, that Lender agrees that so long as no Demand or Default (as defined in the Loan Agreement) has occurred, the Borrower may pay (but not prepay) to Creditor:

(a) each scheduled interest payment; and,

(b) each scheduled principal payment, if after taking account of any simultaneous payment of interest pursuant to 2(a) above and such scheduled principal payment, Borrower would have borrowing availability under the Loan Agreement of not less than $1,000,000.00, according to the terms of the Junior Indebtedness Documents (as defined below) as set forth on Exhibit A attached hereto.

3. The Junior Indebtedness is now and shall at all times hereafter be unsecured. Creditor agrees that so long as the Senior Indebtedness is outstanding, Creditor shall have no right to receive casualty or business interruption insurance proceeds or condemnation proceeds, nor shall it have any right to participate in or consent to the settlement of such proceeds.

4. In the event Creditor receives payment from the Borrower in violation of this Agreement, whether such payment is in cash or otherwise, Creditor shall be liable and accountable to Lender for such payment, shall be deemed to have received such payment for the use and benefit of Lender, shall not commingle the such payment with any other funds and shall pay over and deliver such payment to Lender immediately upon receipt, to be applied upon the indebtedness of the Borrower to Lender if in cash, and if in form other than cash, then as the same is converted into cash.

5. Provided that this Agreement shall not have terminated in advance of any of the events set forth in this Section 5, this subordination by Creditor of the Junior Indebtedness shall survive and remain in full force and effect in the event of any administration of the property or affairs of the Borrower arising from any assignment for the benefit of creditors, bankruptcy, receivership, liquidation or other like proceeding. In the event the property or affairs of the Borrower are so administered, indebtedness of the Borrower to Lender shall include interest accrued subsequent to the date of the commencement of such administration until the Senior Indebtedness is indefeasibly paid in full.

6. Provided that this Agreement shall not have terminated in advance of any of the events set forth in this Section 6, this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment to Lender is rescinded or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar office for the Borrower or any substantial part of its property, or otherwise, all as though such payment(s) had not been made. Creditor agrees to remit to Lender any payment(s) received by Creditor after said rescinded or returned payment is originally made by Lender.

7. During the term of this Agreement, Creditor shall not, without Lender's prior consent, (i) take any action to obtain a judgment against Borrower on the Junior Indebtedness, (ii) commence or join with any other creditor or creditors of the Borrower in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against the Borrower, (iii) exercise any other rights or remedies it may have under the Junior Indebtedness Documents (as defined below), the Uniform Commercial Code or any other applicable law with respect to any of the Borrower's assets or (iv) take or permit any action prejudicial to or inconsistent with Lender's priority position over Creditor that is created by this Agreement.

8. In the event the Borrower defaults on its obligations to Lender and, as a result, Lender undertakes, during the term of this Agreement, to enforce its security interests and liens in any of the Borrower's assets, Creditor agrees that Creditor will not hinder, delay or otherwise prevent Lender from taking any and all action which Lender deems necessary to enforce its security interests and liens in any of the Borrower's assets and to realize thereon.

9. In the event that the Borrower shall make payment of the Junior Indebtedness in violation of this Agreement, whether such payment be in cash or otherwise, then and in such event Lender shall be entitled to all of its remedies for default set forth in the Loan Agreement including the right, at its option and without notice, to declare all indebtedness of the Borrower to Lender to be immediately due and payable notwithstanding the terms and conditions of any note or other evidence thereof to the contrary.

10. Creditor and the Borrower represent to Lender that the Junior Indebtedness is evidenced by the promissory notes listed on Exhibit A attached hereto (the "Creditor Notes") without any counterclaim, defense or offset. Creditor and the Borrower further represent to Lender that said Junior Indebtedness is not evidenced by any notes or negotiable instruments, other than the Creditor Notes. To the extent, any Junior Indebtedness subordinated by this Agreement is hereafter evidenced by a note or negotiable instrument (also a "Creditor Note"), Creditor agrees to promptly, upon receipt, deliver a copy of same to Lender.

11. Creditor agrees to endorse all Creditor Notes substantially as follows:

"The indebtedness hereby evidenced has been subordinated in favor of Greenfield Commercial Credit, L.L.C. ("Lender") by Subordination Agreement dated as February 21, 2003, to which reference is hereby made, to secure all indebtedness now or hereafter owing by Diversified corporate Resources, Inc., a Texas corporation, or by Texcel Services, Inc., a Pennsylvania corporation, to the Lender."

12. Creditor represents, warrants and covenants to Lender that:

  It has not relied and will not rely on any representations or information of any nature made by or received from Lender relating to the Borrower in deciding to execute this Agreement;

  As of the date hereof, the total amount of the Junior Indebtedness is $221,810.00 (exclusive of accrued but unpaid interest since September 1, 2002);

  A true and correct description of each document evidencing the Junior Indebtedness, including the Creditor Note(s), is listed on Exhibit A hereto, a true and accurate copy of each such document, including any amendments thereto, is attached to Exhibit A, and, as of the date hereof, no documents or agreement evidencing or otherwise relating to any Junior Indebtedness (the "Junior Indebtedness Documents") exist except as set forth on Exhibit A;

  The Junior Indebtedness is unsecured;

  Creditor is the lawful owner of the Junior Indebtedness free and clear of all liens and encumbrances, and it has not subordinated, encumbered, assigned or transferred, and agrees that it will not subordinate, encumber, assign or transfer at any time while this Agreement remains in effect, any right, claim or interest of any kind in or to the Junior Indebtedness. Any subordination, assignment or transfer in violation of this subparagraph 12(d)shall be null and void; and

  Creditor has received all consents and approvals required in order for it to execute and deliver this Agreement.

13. Lender may at any time or times, in its discretion, (i) renew, extend or otherwise modify the rate of interest on, the time and/or terms of payment of, and/or any other of the terms and provisions relative to the Senior Indebtedness or any of the other provisions of the Loan Agreement, (ii) lend additional monies, extend additional credit and make other financial accommodations to or for the account of the Borrower, (iii) waive or release any collateral or guaranties which may be held as security for all or any part of the Senior Indebtedness, and/or (iv) renew, extend, modify, amend, supplement and/or restate any and all of Lender's agreements with the Borrower, including the Loan Agreement, in any manner, in each case, without necessity of consent from Creditor and without impairing or affecting this Agreement or any of Lender's rights hereunder. Creditor shall provide Lender with copies of any modifications or amendments to the Junior Indebtedness Documents promptly upon the execution thereof.

14. Creditor hereby waives any rights it has or may have in the future to require Lender to marshal its collateral, and agrees that Lender may, in addition to Lender's other rights hereunder, proceed against its collateral in any order that Lender deems appropriate in the exercise of its absolute discretion. Creditor also waives any right to be subrogated to the Senior Indebtedness unless and until the Senior Indebtedness is indefeasibly paid in full..

15. Creditor agrees that it will not at any time directly or indirectly contest the validity, perfection, priority or enforceability of any lien, security interest, encumbrance or claim granted to Lender in or on the assets of the Borrower, and hereby agrees not to hinder Lender or take a position adverse to Lender in the defense of any action contesting the validity, perfection, priority or enforceability of any such liens, security interests, encumbrances or claims. Provided that this Agreement has not previously been terminated pursuant to the terms of this Agreement, Creditor further agrees that the provisions of this Agreement shall remain in full force and effect notwithstanding a successful challenge to the validity, perfection, priority or enforceability of all or any of the Senior Indebtedness or the liens and security interests securing the Senior Indebtedness.

16. Provided that this Agreement has not previously been terminated pursuant to the terms of this Agreement, this Agreement and the subordinations, agreements and priorities set forth herein shall remain in full force and effect and Lender may make extensions of credit to the Borrower in reliance upon this Agreement, until the Senior Indebtedness has been indefeasibly paid in full, regardless of whether any party hereto in the future seeks to rescind, revoke, amend, terminate or reform, by litigation or otherwise, any part or all of this Agreement or any of such party's respective agreements with the Borrower; and, Lender may hereafter continue to grant to the Borrower renewals or extensions of time, and may otherwise proceed in its sole discretion in the enforcement of the Senior Indebtedness until all of said sums shall have been indefeasibly paid in full, without in any manner impairing, lessening, or invalidating the force and effect of this Agreement.

17. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

18. No delay, forbearance, or omission by Lender in the exercise of any right or power accruing to it upon any default in the performance hereof by the other parties hereto, shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein. This Agreement may be modified, and any of Lender's rights hereunder waived, only by an Agreement in writing signed by Lender.

19. Upon the request of Lender, the Borrower and Creditor shall execute and deliver such further documents and do such other acts as Lender may reasonably request in order to affect fully the purpose of this Agreement.

20. All notices, demands, instructions, and other communications required or permitted to be given to or made upon any party hereto shall be in writing at the following addresses:

If to Lender:	Greenfield Commercial Credit, L.L.C. 1301 West Long Lake Road, Suite 190 Troy, Michigan 48098
If to the Borrower:	Diversified Corporate Resources, Inc. 10670 N. Central Exp., Suite 600 Dallas, Texas 75231
If to Texcel Services:	Texcel Services, Inc. 10670 N. Central Exp., Suite 600 Dallas, Texas 75231
If to Creditor:	Gary E. Kane 5170 Campus Drive Plymouth Meeting, PA 19462

21. This Agreement may be executed in any number of counterparts. Each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one in the same agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. A facsimile signature shall be effective as an original signature.

22. This Agreement is intended by the parties as a final expression of their agreement and it is intended as a complete statement of the terms and conditions of their agreement.

23. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereto shall be determined under, governed by, construed in accordance with internal laws of the State of Michigan without regard to principles or conflicts of law.
LENDER:	BORROWER:
GREENFIELD COMMERCIAL CREDIT, L.L.C.	DIVERSIFIED CORPORATE RESOURCES, INC.
a Michigan limited liability company	a Texas corporation
By: GCC Management, Inc. Its: Manager
By: _____________________________________ Donald G. Barr, Jr. Its: President	By: /S/ J. Michael Moore J. Michael Moore Its: Chairman and CEO
CREDITOR:	TEXCEL SERVICES
/S/ Gary E. Kane Gary E. Kane	TEXCEL SERVICES, INC. Pennsylvania corporation BY: /S/ J. Michael Moore J. Michael Moore Its: Chairman and CEO

EXHIBIT A
TO
SUBORDINATION AGREEMENT
BETWEEN
GREENFIELD COMMERCIAL CREDIT L.L.C.,
DIVERSIFIED CORPORATE RESOURCES, INC.
AND
GARY E. KANE

JUNIOR INDEBTEDNESS DOCUMENTS

    Asset Purchase Agreement dated October 7, 1998 between Texcel Services, Inc., a Pennsylvania corporation (Texcel TX) formerly named DCRI Acquisition Corporation), Borrower and Creditor (and others).

    Forbearance and First Amendment Agreement dated as of October 7, 2001 between Borrower. Creditor and Texcel TX.

    Amended and Restated Forbearance and Amendment Agreement dated as of January 1, 2003 between Gary E. Kane and Borrower.

    Promissory Note dated as of January 1, 2003, in the principal amount of $221,810.00.

[TRUE AND ACCURATE COPIES OF EACH OF THE ABOVE DOCUMENTS,
INCLUDING ANY AMENDMENTS, ARE ATTACHED HERETO]